EXHIBIT 1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF MASSACHUSETTS

EASTERN DIVISION

In re:

NEW BEDFORD CAPACITOR, INC.,

F/K/A AEROVOX, INC.,                                                       Chapter 11

Case No. 01-14680-JNF

Debtor

Notice of (A) Deadline for Casting Votes to Accept or Reject

Proposed Second Amended Liquidating Plan of Reorganization, (B) Hearing

to Consider Confirmation of Proposed Second Amended Liquidating

Plan of Reorganization, and (C) Related Matters

Please Take Notice of the Following:

1.    On August 4, 2003, the above-captioned debtor and debtor in possession (the “Debtor”) filed its Second Amended Disclosure Statement (the “Disclosure Statement”) for the Second Amended Liquidating Plan of Reorganization of New Bedford Capacitor, Inc., f/k/a Aerovox, Inc., dated August 4, 2003 (the “Plan”).

2.    Pursuant to an order of the Bankruptcy Court (“Court”) dated August 19, 2003 (the “Disclosure Statement Order”), the Disclosure Statement and certain related materials (collectively, the Solicitation Materials”) have been approved for solicitation of votes to accept or reject the Plan. In accordance with the Disclosure Statement Order, certain Solicitation Materials have been provided to all interested parties, including a copy of the Disclosure Statement and the Plan.

3.    A hearing to consider the confirmation of the Plan (the “Confirmation Hearing”) will be held before the Honorable Joan N. Feeney, United State Bankruptcy Judge, at the United States Bankruptcy Court for the District of Massachusetts, 10 Causeway Street, Boston, Massachusetts at 10:15 a.m., Eastern Time, on September 30, 2003.

4.    Pursuant to the Disclosure Statement Order, the Court approved certain procedures for the tabulation of votes to accept or reject the Plan. Holders of claims against the Debtor as of June 30, 2003 (the record date established in the Disclosure Statement Order) in a class entitled to vote on the Plan are entitled to receive a ballot for casting a vote on the Plan (a “Ballot”). For votes to accept or reject the Plan to be counted, a claimant must complete all required information on the applicable Ballot, execute the Ballot, and return the complete Ballot to the address indicated on the Ballot so that it is received by 4:00 p.m., Eastern Time, on September 25, 2003. Requests for Ballots and copies of the Disclosure Statement and the Plan (with all exhibits filed with the Court) by parties in interest may be made in writing to counsel for the Debtor, Hanify & King, P.C., One Beacon Street, Boston, MA 02108, attn: Andrew G. Lizotte, Esq. Copies of the Disclosure Statement and the Plan are also available at the offices of the counsel for the Debtor. These documents may be reviewed by any party in interest during normal business hours by contacting Andrew G. Lizotte.

5.    Objections, if any, to the confirmation of the Plan must: (a) be in writing; (b) state the name and address of the objecting party and the nature of the claim or interest of such party; (c) state with particularity the basis and nature of any objection; and (d) be filed with the Court no later than 4:30 p.m., Eastern Time on September 25, 2003 and be served so that they are received no later than 4:00 p.m., Eastern Time, on September 25, 2003 by the following (the “Short Service List”).

Counsel to the Debtor: Harold B. Murphy, Esquire Andrew G. Lizotte, Esquire Hanify & King, P.C. One Beacon Street Boston, MA 02108	Counsel to the Committee: John J. Monaghan, Esquire Holland & Knight, LLP 10 St. James Avenue Boston, MA 02116

Office of the United State Trustee: Paula Bachtell, Esqurie U.S. Trustees Office Thomas P. O’Neill Building 10 Causeway Street, Room 1184 Boston, MA 02222

6.    The Confirmation Hearing may be continued from time to time without further notice other than the announcement of the adjourned date(s) at the Confirmation Hearing or any continued hearing.

NEW BEDFORD CAPACITOR, INC.,

F/K/A AEROVOX, INC.,

By its attorneys,

Harold B. Murphy

Andrew G. Lizotte

HANIFY & KING, P.C.

One Beacon Street

Boston, MA 02108-3107

(617) 423-0400

Dated: August 29, 2003